Exhibit  99(2)

          Securities and Exchange Commission
          Washington, D.C.  20549

          -----------------------------------------------------------------

          FORM 11-K

          FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
          AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
          SECURITIES EXCHANGE ACT OF 1934

          -----------------------------------------------------------------

          (Mark one)

          [ X ]     ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934 (Fee Required)

                    FOR FISCAL YEAR ENDED:   DECEMBER 31, 1993

                         or

          [   ]     TRANSITION  REPORT  PURSUANT  TO SECTION  15(d)  OF THE
                    SECURITIES EXCHANGE ACT OF 1934 (No fee required)

                    For the transition period from __________ to
          ----------------------------------------------------------------

          Commission file number 1-2987

          A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

          EMPLOYEE SAVINGS FUND PLAN
          FOR NON-REPRESENTED EMPLOYEES OF
          NIAGARA MOHAWK POWER CORPORATION

          B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

          NIAGARA MOHAWK POWER CORPORATION
          300 ERIE BOULEVARD WEST
          SYRACUSE, NY  13202

                              EMPLOYEE SAVINGS FUND PLAN
                           FOR NON-REPRESENTED EMPLOYEES OF
                           NIAGARA MOHAWK POWER CORPORATION



                     INDEX TO FINANCIAL STATEMENTS AND SCHEDULES


                                                                   Page

          Report of Independent Accountants                           3

          Index to Financial Statements:

              Statements of Net Assets at December 31, 1993
                and 1992                                              4

              Statements of Changes in Net Assets for the years
                ended December 31, 1993 and 1992                      5

              Notes to Financial Statements                           6


          Supplemental Schedules (Note A):

               I. Other Investments at December 31, 1993             13

              II. Transactions or series of transactions in excess
                  of 5% of the current value of plan assets
                  for the year ended December 31, 1993               14

              Note A - Schedules not included with this additional
                       financial data have been omitted because they are not applicable.



          Financial Statement Schedules:

                Statements of Net Assets by Fund at
                  December 31, 1993 and 1992                         15

                Statements of Changes in Net Assets by Fund
                  for the years ended December 31, 1993 and 1992     17

          Signature Page                                             19



          Consent of Independent Accountants - Exhibit #23           20

          PRICE WATERHOUSE


          REPORT OF INDEPENDENT ACCOUNTANTS


          March 25, 1994

          To the Participants and the
          Administrative Committee
          of the Employee Savings Fund Plan
          for Non-Represented Employees of
          Niagara Mohawk Power Corporation


          In our opinion, the accompanying statements of net assets and the related statements of changes in net assets present fairly, in all material respects, the financial position of the Employee Savings Fund Plan for Non-Represented Employees of Niagara Mohawk Power Corporation at December 31, 1993 and 1992, and the changes in its financial position for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

          Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

          /s/ Price Waterhouse

                         EMPLOYEE SAVINGS FUND PLAN
                      FOR NON-REPRESENTED EMPLOYEES OF
                      NIAGARA MOHAWK POWER CORPORATION

                          STATEMENTS OF NET ASSETS



                                                DECEMBER 31,    DECEMBER 31,
                                                   1993              1992
      ASSETS

      INVESTMENTS
      Common Stock of Niagara Mohawk Power
        Corporation, at market value (cost
        $64,755,661 at December 31, 1993 and
        $79,914,387 at December 31, 1992)       $ 83,988,110    $ 99,364,626

      Other investments, at market value --
        Schedule I                               126,395,679      89,073,766
      NET ASSETS                                $210,383,789    $188,438,392



         The accompanying notes and schedules are an integral part
                       of these financial statements.

                         EMPLOYEE SAVINGS FUND PLAN
                      FOR NON-REPRESENTED EMPLOYEES OF
                      NIAGARA MOHAWK POWER CORPORATION

                    STATEMENTS OF CHANGES IN NET ASSETS



                                               FOR THE         FOR THE
                                              YEAR ENDED      YEAR ENDED
                                              DECEMBER 31,    DECEMBER 31,
                                                  1993            1992
      ADDITIONS

      Investment income:
        Net appreciation (depreciation) in
          fair value of net assets             $  4,372,235    $ (6,610,221)

        Dividends on Niagara Mohawk Power
          Corporation Common Stock                4,309,256       4,270,495
        Realized gains on disposition of
          investments                             6,072,700      15,474,655

        Interest and dividend income              7,144,475       3,888,846
                                                 21,898,666      17,023,775

      Contributions:

        Participants' contributions              14,225,090      12,613,257

        Niagara Mohawk Power Corporation          4,362,940       4,288,646
                                                 18,588,030      16,901,903


      Employee accounts transferred                 267,259       2,081,883
                              TOTAL ADDITIONS    40,753,955      36,007,561


      DEDUCTIONS

      Accounts withdrawn                         18,705,161      10,743,298
      Plan expenses                                 103,397         246,005

                             TOTAL DEDUCTIONS    18,808,558      10,989,303
           INCREASE IN NET ASSETS                21,945,397      25,018,258


      Net assets, beginning of year             188,438,392     163,420,134

      Net assets, end of year                  $210,383,789    $188,438,392


         The accompanying notes and schedules are an integral part
                       of these financial statements.

                              EMPLOYEE SAVINGS FUND PLAN
                           FOR NON-REPRESENTED EMPLOYEES OF
                           NIAGARA MOHAWK POWER CORPORATION

                            NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1993 and 1992


          NOTE 1 - PLAN AMENDMENTS

          Effective July 1, 1992, the trust for the Employee Savings Fund Plan for Non-Represented Employees of Niagara Mohawk Power Corporation (Plan) was transferred to Fidelity Investments Institutional Services Company, Inc., 82 Devonshire Street, Boston, MA 02109-3614. The record keeping and investment management of the Plan also were transferred to Fidelity Institutional Retirement Services Company, a division of Fidelity Investments Institutional Services Company. The Fidelity Management and Research Company handles the investment management of Plan funds.

          The four investment elections previously offered under the Plan were replaced by similar mutual fund investment options at Fidelity and since July 1, 1992, are handled as follows:

              * monies that were invested in the Government Fund are now invested in the Fidelity Retirement Government Money Market Portfolio;

              * monies invested in the Commingled Equity Index Fund (a Standard & Poors (S&P) 500 Index Fund) are now invested in the Fidelity U.S. Equity Index Portfolio (also a S&P 500 Index Fund);

              * monies that were invested in the Fixed Income Fund are now invested in the Fixed Income Fund, but now this Fund is managed by Fidelity Management Trust Company;

              *  monies   invested  in  Niagara  Mohawk  Power  Corporation
                 (Company) Common Stock (including the Company match) will continue to be invested in Company Common Stock.

          In addition, three new mutual fund investment options were made available:

              *  Fidelity Growth and Income Portfolio

              *  Fidelity Growth Company Fund

              *  Fidelity U.S. Bond Index Portfolio

          An additional mutual fund was made available February 1, 1994.

              *  Fidelity Overseas Fund

          Further changes as a result of the transfer to Fidelity are discussed in more detail in the notes which follow.

          NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

          The accounting records of the Plan are maintained on the accrual basis. The accounting principles and practices which affect the more significant elements of the financial statements are:

          Valuation of Investments - Company Common Stock is valued at the closing market price on the last business day of the year. Investment units in the U.S. Equity Index Portfolio, the U.S. Bond Index Portfolio, the Growth and Income Portfolio, Growth Company Fund and Overseas Fund are valued at the year end market value of the underlying securities in the Fund. Investment units in the Fixed Income Fund and Government Money Market Portfolio are valued at a constant $1 per unit and are supported by insurance contracts and U.S. Government Obligations, respectively. Temporary investments in short-term cash funds are also valued at a constant $1 per unit. Net unrealized appreciation or depreciation for the year is reflected in the Statements of Changes in Net Assets for each of the funds.

          Investment income - Dividend income from the Stock Fund is recognized as of the ex-dividend date and income from government securities and temporary cash investments is recognized as earned. Dividend and interest income and realized gains and losses from the sale of underlying securities of the Equity Index Portfolio, the U.S. Bond Index Portfolio, the Growth and Income Portfolio, Growth Company Fund and Overseas Fund, increase or decrease the value of a unit. The cost of investments used in determining realized and unrealized gains and losses is based on the revalued cost method. Income from insurance contracts and U.S. Government Obligations in the Fixed Income Fund and Government Money Market Portfolio, respectively, is reinvested in additional units of the Fund.

          Contributions - Contributions from employees and the Company are based upon amounts authorized to be withheld from the base salary of employees and matched, to the extent applicable, by the Company.

          Transfers  -  Assets transferred  to  the  Plan representing  the accounts of participants whose job status changed from represented to non-represented, are valued at market. In addition, participants may transfer amounts representing basic and unmatched contributions and income thereon from one fund to another within the guidelines of the Plan.

          Withdrawals - Assets withdrawn from the Plan by participants during the year are valued using an average market price on the date such assets are accumulated to pay withdrawals.

          Loans - Loans to participants are valued at their outstanding principal amount.

          Administrative costs - All administrative costs, principally legal, audit and trustee fees, are paid directly by the Plan; investment management expenses of each fund are deducted from the assets of that fund.

          NOTE 3 - DESCRIPTION OF THE PLAN

          Eligibility - To be eligible, an employee must be 21 years of age.

          Administration - The Administrator of the Plan is the Company's Employee Savings Fund Plan Committee. The assets of the Plan are held and managed by the Trustee, Fidelity Investments Institutional Services Company, Incorporated. With the exception of the Stock Fund, the Trustee has the discretion to determine the composition of the investments in the Funds.

          The Company expects to continue the Plan indefinitely but has reserved the right to amend or terminate the Plan at any time. If terminated, all contributions of the Company cease and the trust continues until all assets held by the trust are distributed.

          The Plan is not subject to, nor insured by, the Pension Benefit Guaranty Corporation established by the Employee Retirement Income Security Act of 1974.

          Contributions - Participants may contribute from 2% to 15% of their base wage or salary on a before-tax basis, from 2% to 10% on an after-tax basis, or a combination thereof and elect to have their contributions invested in common stock of the Company (Stock Fund), U.S. Government securities (Government Money Market Portfolio), equity investments (U.S. Equity Index Portfolio), fixed income investments (Fixed Income Fund), treasury, agency, mortgage and corporate securities (the U.S. Bond Index Portfolio), common stock, bonds and convertibles (the Growth and Income Portfolio or Growth Company Fund) and beginning in 1994, foreign securities (the Overseas Fund). Subject to limitations based upon a participant's length of service and age, the Company contributes, out of current or accumulated profits, an amount equal to one-half of the participant's first 2%-6% of contributions. Company contributions are invested entirely in the Stock Fund and are fully and immediately vested upon being credited to the participant's account.

          The maximum amount a participant can contribute to the Plan on a before-tax basis is limited per year by the Internal Revenue Service. Such limitations were $8,994 for 1993 and $8,728 for 1992.

          Withdrawals - A participant may elect to withdraw all or part of the stock and cash attributable to his after-tax contributions, generally on the 1st or 15th of any month. Contributions made on a before-tax basis may not be withdrawn until a participant attains age 59 1/2, except for death, disability, retirement or under certain circumstances of hardship, in which case the participant may be subject to tax penalties.

          Participant Loan Provision - Participants in the Plan may obtain a loan in any amount between a minimum of $1,000 and a maximum of $50,000 but not more than 50% of the participant's before-tax contributions and earnings thereon. Loans may be obtained on a semi-monthly basis and the interest rate charged will be the prevailing prime commercial rate plus 1% at the time of the loan. Loans will be secured by a lien on the borrowing participant's plan account. Effective February 1, 1994, participants may obtain a second loan for any of the following reasons: 1) purchase of a principal residence; 2) post-secondary education for individual or dependents; 3) reimbursement for medical expenses; and, 4) avoidance of foreclosure or eviction from a principal residence.

          The Plan participant may elect a repayment period of from one to five years, over which the loan will be repaid by level payroll deductions. Loan repayments will be invested in the Plan's fund accounts according to the participant's current allocation of before-tax contributions.

          Participants - At December 31, 1993, there were 3,202 employees participating in the Plan with balances in one or more of the Funds as follows:
                                                  Number of
                                                  Participants

                      Stock Fund                   1,290
                      Government Money Market
                       Portfolio                     446
                      U.S. Equity Index Portfolio  1,837
                      Fixed Income Fund            1,821
                      U.S. Bond Index Portfolio      568
                      Growth and Income Portfolio  1,324
                      Growth Company Fund          1,100
                      Loan Fund                      821

          Common stock purchases - Purchases of common stock of the Company may be made by the Trustee directly from the Company at the mean of the quoted high and low selling price, as reported for the day on which the purchase is made, or the purchase may be made on any exchange, through any broker-dealer or from other stockholders. Cost of shares purchased on an exchange includes brokers fees.

          Investments in the Stock Fund are stated in units, not shares. The value of a unit reflects the combined market value of a share of common stock and the cash or liquid investments held by the Stock Fund. The Stock Fund keeps some of its assets in cash or liquid investments so that Plan participants may trade into and out of the Stock Fund on any business day. This requires it to be unitized. Unitization does not change the market value of a participant's investment, only the manner in which that value is expressed.

          The equivalent number of shares of common stock a participant owns on any given day can be determined by multiplying the total number of units owned by the unit value on that day and then dividing that amount by the common stock market price for that day.

          NOTE 4 - ACCOUNT VALUES

          Interests in the funds are represented by "units" of participation. The value of a unit is determined on a daily basis by dividing the current fair market value of the assets in each fund by the total number of units in each fund. Each participant's account in a particular fund is credited each day with the number of units determined by dividing the participants contribution to the fund by the unit value as determined at the end of that day.

          The values and units of participation in the funds consisted of:

                                            DECEMBER 31,     DECEMBER 31,

                                                1993            1992

           Stock Fund:
             Number of units                 7,491,208       9,770,193
             Value of unit                      $11.34          $10.29
             Number of shares                4,147,561       5,195,536
             Market value at end of year        $20.25         $19.125
           Government Money Market
           Portfolio:
             Number of units                 3,520,555       3,333,487
             Value per unit                      $1.00           $1.00

           U.S. Equity Index Portfolio:
             Number of units                 1,731,048       1,778,194
             Value per unit                     $17.27          $16.38

           Fixed Income Fund:
             Number of units                47,268,355      39,577,692
             Value per unit                      $1.00           $1.00
           U.S. Bond Index Portfolio:
             Number of units                   547,261         220,015
             Value per unit                     $11.00          $10.76

           Growth and Income Portfolio:
             Number of units                   936,461         295,653
             Value per unit                     $22.22          $19.71
           Growth Company Fund:
             Number of units                   459,133         138,365
             Value per unit                     $29.06          $27.64



          NOTE 5 - REALIZED GAIN/LOSS ON DISPOSITION OF INVESTMENTS

          The  amounts of  realized gains  or losses  arising from  the transactions  in investments during the periods are as follows:


                                                        Revalued
                                  Year  Units/Shares   Cost Basis  Net Proceeds   Gains/Losses


           Stock Fund             1993    3,099,389   $31,892,711   $37,262,706   $ 5,369,995
                                  1992    1,803,376   $15,974,853   $20,124,160   $ 4,149,307

           U.S. Equity Index      1993      478,297   $ 7,834,492   $ 8,056,916   $   222,424
           Portfolio              1992      774,913   $21,859,790   $33,184,334   $11,324,544
           U.S. Bond Index        1993      116,192   $ 1,250,223   $ 1,292,361   $    42,138
           Portfolio              1992          -              -            -              -

           Growth and Income      1993      141,791   $ 2,794,710   $ 3,069,705   $   274,995
           Portfolio              1992          -              -            -              -
           Growth Company Fund    1993      102,780   $ 2,840,839   $ 3,003,987   $   163,148
                                  1992          -              -            -              -


          Share/units were sold to fund cash withdrawals and transfers.


          NOTE 6 - FEDERAL INCOME TAX STATUS


          The Internal Revenue Service has ruled that the Plan, as amended January 1, 1987, qualifies under Internal Revenue Code Sections 401(a) and 401(k) and the Trust formed under the Plan is exempt from Federal income tax under Internal Revenue Code section 501(a) subject to Internal Revenue Service (IRS) determination that the Plan amendments comply with the Tax Reform Act of 1986, and thus continues to meet the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code, and that the Trust formed under the Plan remains exempt from income tax under
          Section 501(a) of the Internal Revenue Code. The ESFP Committee believes that Plan changes subsequent to January 1, 1987, including the 1992 changes, do not affect the tax-exempt status of the Plan or the Trust thereunder and will seek IRS re-determination.

                                          EMPLOYEE SAVINGS FUND PLAN
                                       FOR NON-REPRESENTED EMPLOYEES OF
                                       NIAGARA MOHAWK POWER CORPORATION                   Schedule I

                                               OTHER INVESTMENTS

                                               DECEMBER 31, 1993

                                              Balance held at end of                      Market Value
           Name of issuer and title of issue  year. Number of units          Cost       at end of year


           Stock Fund:

             Fidelity Short Term Investment         962,189 units        $    962,189     $    962,189
              Fund

           Government Money Market Portfolio      3,520,555 units        $  3,520,555     $  3,520,555


           U.S. Equity Index Portfolio            1,731,048 units        $ 27,495,981     $ 29,895,195

           Fixed Income Fund                     47,268,355 units        $ 47,268,355     $ 47,268,355

           U.S. Bond Index Portfolio                547,261 units        $  5,990,755     $  6,019,870

           Growth and Income Portfolio              936,461 units        $ 19,517,228     $ 20,808,168

           Growth Company Fund                      459,133 units        $ 13,302,400     $ 13,342,402


           Loan Fund                                                     $  4,578,945     $  4,578,945

                     Grand Total - All Funds                             $122,636,408     $126,395,679

          EMPLOYEE SAVINGS FUND PLAN
          FOR NON-REPRESENTED EMPLOYEES OF
          NIAGARA MOHAWK POWER CORPORATION                                                                             Schedule II
          TRANSACTIONS OR SERIES OF TRANSACTIONS IN EXCESS OF
          5% OF THE CURRENT VALUE OF PLAN ASSETS

          YEAR ENDED DECEMBER 31, 1993

           Single Transactions in Excess of 5% of the Current Value of Plan Assets:*

            Identity of                                  Value                         Cost of
           Party Involved     Description of Assets   of Purchases   Value of Sales     Asset      Net Gain

           None

           Series of Transactions in Excess of 5% of the Current Value of Plan Assets:*



      Identity of          Description        Number of  Number of     Value of      Value       Cost of
      Party Involved         of Assets        Purchases    Sales      Purchases     of Sales      Asset      Net Gain

   Niagara Mohawk       Common Stock              248        240     $ 9,983,007  $37,262,706  $26,312,394  $10,950,312
    Power Corporation
   Fidelity             Fixed Income Fund         236        177      19,807,364   12,116,701   12,116,701       -

   Fidelity             Growth Company            238        119      12,439,286    3,003,987    2,907,250       96,737
                        Fund

   Fidelity             Growth and Income         242        113      16,679,859    3,069,706    2,873,229      196,477
                        Portfolio
   Fidelity             U.S. Equity Index         223        190       7,288,493    8,056,917    7,518,477      538,440
                        Portfolio



  *  Based upon the current value at the beginning of the plan year.

  EMPLOYEE SAVINGS FUND PLAN

  FOR NON-REPRESENTED EMPLOYEES OF
  NIAGARA MOHAWK POWER CORPORATION

  STATEMENT OF NET ASSETS BY FUND

  DECEMBER 31, 1993

                                    GOVERNMENT    U.S.                                    GROWTH
                                    MONEY         EQUITY        FIXED         US BOND     AND
                                    MARKET        INDEX         INCOME        INDEX       INCOME
                       STOCK FUND   PORTFOLIO     PORTFOLIO     FUND          PORTFOLIO   PORTFOLIO

   ASSETS
   INVESTMENTS
   Common Stock of
    Niagara Mohawk
    Power Corporation
    at market value
    (cost -
    $64,755,661;       $83,988,110  $     -       $     -       $        -    $     -     $    -
    4,147,561 shares)      962,189   3,520,555     29,895,195    47,268,355    6,019,870   20,808,168
   Other Investments
   NET ASSETS          $84,950,299  $3,520,555    $29,895,195   $47,268,355   $6,019,870  $20,808,168



                       GROWTH
                       COMPANY
                       FUND         LOAN FUND     TOTAL
   ASSETS
   INVESTMENTS

   Common Stock of
    Niagara Mohawk
    Power Corporation
    at market value
    (cost -
    $64,755,661;
    4,147,561 shares)  $  -         $   -         $83,988,110
   Other Investments    13,342,402   4,578,945    126,395,679

   NET ASSETS          $13,342,402  $4,578,945    $210,383,789




  EMPLOYEE SAVINGS FUND PLAN FOR NON-REPRESENTED EMPLOYEES OF
  NIAGARA MOHAWK POWER CORPORATION
  STATEMENT OF CHANGES IN NET ASSETS BY FUND
  FOR THE YEAR ENDED DECEMBER 31, 1992

                                                               GOVERNMENT          U.S.
                                                                    MONEY        EQUITY                                GROWTH
                                                                   MARKET         INDEX        FIXED     US BOND          AND
                                                                PORTFOLIO     PORTFOLIO       INCOME       INDEX       INCOME
                                                  STOCK FUND          (A)           (B)         FUND   PORTFOLIO    PORTFOLIO
                                                  ----------    ---------     ---------       ------   ---------    ---------
   ADDITIONS
   Investment income:
     Net appreciation (depreciation)
      in fair value of net assets               $ 3,157,482      $  1,152  $(9,933,177)   $    9,390  $ (17,277)    $ 117,879


     Dividends on Niagara Mohawk Power
      Corporation Common Stock                    4,270,495          -            -             -           -            -

     Realized gain (loss)                         4,149,307          -      11,324,544          -           (24)          739
     Interest and dividend Income                    68,075       104,731      414,870     2,805,518     45,592        73,183
                                                 11,645,359       105,883    1,806,237     2,814,908     28,291       191,801

   Contributions
     Participant contributions                    3,821,501       555,056    3,597,796     4,196,554    118,445       170,986
     Niagara Mohawk Power Corporation             4,288,646          -            -            -           -             -

                                                  8,110,147       555,056    3,597,796     4,196,554    118,445       170,986
   Employee accounts transferred                (11,626,467)      500,280    (464,951)     3,928,276  2,223,150     5,508,863

                   TOTAL ADDITIONS                8,129,039     1,161,219    4,939,082    10,939,738  2,369,886     5,871,650
   DEDUCTIONS
   Participant loan payments                             -            -           -            -           -              -
   Accounts withdrawn                             6,668,174       214,480    1,398,777     2,447,805       -           14,062
   Participant loans                                909,899        33,593      922,654       565,747      1,986        28,944
   Plan expenses                                     94,228        13,035       49,069        86,937        539         1,328

                  TOTAL DEDUCTIONS                7,672,301       261,108    2,370,500     3,100,489      2,525        44,334
             INCREASE IN NET ASSETS                 456,738       900,111    2,568,582     7,839,249  2,367,361     5,827,316

   Net assets, beginning of year                100,078,549     2,433,376   26,558,229    31,738,443        -             -
   Net assets, end of year                     $100,535,287    $3,333,487  $29,126,811   $39,577,692 $2,367,361    $5,827,316

  1--To eliminate inter fund transfers in consolidation.           (A) FORMERLY (THROUGH JUNE 30, 1992) THE GOVERNMENT FUND
                                                                   (B) FORMERLY (THROUGH JUNE 30, 1992) THE COMMINGLED EQUITY FUND

  EMPLOYEE SAVINGS FUND PLAN FOR NON-REPRESENTED EMPLOYEES OF
  NIAGARA MOHAWK POWER CORPORATION
  STATEMENT OF CHANGES IN NET ASSETS BY FUND
  FOR THE YEAR ENDED DECEMBER 31, 1992


                                                    GROWTH
                                                   COMPANY
                                                      FUND    LOAN FUND   ADJUSTMENTS (1)          TOTAL
                                                ----------    ---------   ---------------         ------
   ADDITIONS

   Investment income:
     Net appreciation (depreciation)          $    54,330      $   -                        $(6,610,221)
      in fair value of net assets

     Dividends on Niagara Mohawk Power
      Corporation Common Stock                        -            -                          4,270,495


     Realized gain (loss)                              89          -                         15,474,655
     Interest and dividend Income                 143,750       233,127                       3,888,846

                                                  198,169       233,127                      17,023,775
   Contributions
     Participant contributions                    152,919          -                         12,613,257
     Niagara Mohawk Power Corporation                 -            -                          4,288,646

                                                  152,919          -                         16,901,903
                                                                             ($1,473,251)

   Employee accounts transferred                3,479,584     2,474,609       (2,468,210)     2,081,883
                   TOTAL ADDITIONS              3,830,672     2,707,736       (3,941,461)    36,007,561

   DEDUCTIONS
   Participant loan payments                         -        1,473,251       (1,473,251)          -
   Accounts withdrawn                                -              -                        10,743,298
   Participant loans                                5,387           -         (2,468,210)          -
   Plan expenses                                      869           -                           246,005
                  TOTAL DEDUCTIONS                  6,256     1,473,251      ($3,941,461)    10,989,303

            INCREASE IN NET ASSETS              3,824,416     1,234,485                      25,018,258

   Net assets, beginning of year                      -       2,611,537                     163,420,134

   Net assets, end of year                     $3,824,416    $3,846,022             -      $188,438,392
  1--To eliminate inter fund transfers in consolidation.           (A) FORMERLY (THROUGH JUNE 30, 1992) THE GOVERNMENT FUND
                                                                   (B) FORMERLY (THROUGH JUNE 30, 1992) THE COMMINGLED EQUITY FUND




  EMPLOYEE SAVINGS FUND PLAN FOR

  NON-REPRESENTED EMPLOYEES OF
  NIAGARA MOHAWK POWER CORPORATION

  STATEMENT OF NET ASSETS BY FUND

  DECEMBER 31, 1992

                                                          GOVERNMENT    U.S.
                                                          MONEY         EQUITY                                       GROWTH
                                                          MARKET        INDEX          FIXED         US BOND         AND
                                           STOCK          PORTFOLIO     PORTFOLIO      INCOME        INDEX           INCOME
                                           FUND           (A)           (B)            FUND          PORTFOLIO       PORTFOLIO
                                           -----          ---------     ---------      ------        ---------       ---------
   ASSETS
   INVESTMENTS
     Common Stock of Niagara Mohawk Power
     Corporation at market value (cost -
     $79,914,387; 5,195,536 shares)        $ 99,364,626       -            -              -             -              -
   Other Investments (See Schedule I)         1,170,661   $3,333,487    $29,126,811    $39,577,692   $2,367,361      $5,827,316
                                           ------------   ----------    -----------    -----------   ----------      ----------

   NET ASSETS                              $100,535,287   $3,333,487    $29,126,811    $39,577,692   $2,367,361      $5,827,316
                                           ============   ==========    ===========    ===========   ==========      ==========

  (A) FORMERLY (THROUGH JUNE 30, 1992) THE GOVERNMENT FUND
  (B) FORMERLY (THROUGH JUNE 30, 1992) THE COMMINGLED EQUITY FUND

  EMPLOYEE SAVINGS FUND PLAN FOR

  NON-REPRESENTED EMPLOYEES OF
  NIAGARA MOHAWK POWER CORPORATION

  STATEMENT OF NET ASSETS BY FUND

  DECEMBER 31, 1992



                                           GROWTH
                                           COMPANY        LOAN
                                           FUND           FUND          TOTAL
                                           -----          ---------     ---------
   ASSETS
   INVESTMENTS
     Common Stock of Niagara Mohawk Power
     Corporation at market value (cost -
     $79,914,387; 5,195,536 shares)        $     -            -         $99,364,626
   Other Investments (See Schedule I)       3,824,416     $3,846,022     89,073,766
                                           ------------   ----------    -----------

   NET ASSETS                              $3,824,416     $3,846,022    $188,438,392
                                           ============   ==========    ============

  (A) FORMERLY (THROUGH JUNE 30, 1992) THE GOVERNMENT FUND
  (B) FORMERLY (THROUGH JUNE 30, 1992) THE COMMINGLED EQUITY FUND

  EMPLOYEE SAVINGS FUND PLAN FOR NON-REPRESENTED EMPLOYEES OF
  NIAGARA MOHAWK POWER CORPORATION
  STATEMENT OF CHANGES IN NET ASSETS BY FUND
  FOR THE YEAR ENDED DECEMBER 31, 1993


                                                                GOVERNMENT          U.S.                                    GROWTH
                                                                     MONEY        EQUITY         FIXED      US BOND            AND
                                                                    MARKET         INDEX        INCOME        INDEX         INCOME
                                                  STOCK FUND     PORTFOLIO     PORTFOLIO          FUND    PORTFOLIO      PORTFOLIO
                                                  ----------     ---------     ---------        ------    ---------      ---------
   ADDITIONS

   Investment income:
     Net appreciation (depreciation)            $ 2,015,460      $      -     $1,314,727   $        -   $  27,147      $1,095,363
      in fair value of net assets
     Dividends on Niagara Mohawk Power
      Corporation Common Stock                    4,309,256

     Realized gains                               5,369,995                     222,424                     42,138        274,995
     Interest and dividend Income                         0        93,513     1,195,667     2,970,168      399,951        996,571

                                                 11,694,711        93,513     2,732,818     2,970,168      469,236      2,366,929
   Contributions
     Participant contributions                    3,180,926       472,515     3,067,637     3,561,130      587,129      1,907,686
     Niagara Mohawk Power Corporation             4,362,940          -             -            -             -               -

                                                  7,543,866       472,515     3,067,637     3,561,130      587,129      1,907,686
   Employee accounts transferred                (25,260,576)      783,960    (3,402,593)    5,932,838    3,062,488     11,784,705
                   TOTAL ADDITIONS               (6,021,999)    1,349,988     2,397,862    12,464,136    4,118,853     16,059,320

   DEDUCTIONS
   Participant loan payments                       (687,994)      (63,093)     (449,999)     (459,066)     (67,067)      (218,498)
   Accounts withdrawn                             9,078,595     1,179,479     1,647,650     4,885,988      524,497        983,221
   Participant loans                              1,114,439        45,212       420,217       330,170        6,856        306,411
   Plan expenses                                     57,949         1,322        11,610        16,381        2,058          7,334
                  TOTAL DEDUCTIONS                9,562,989     1,162,920     1,629,478     4,773,473      466,344      1,078,468

   INCREASE (DECREASE) IN NET ASSETS            (15,584,988)      187,068       768,384     7,690,663    3,652,509     14,980,852
   Net assets, beginning of year                100,535,287     3,333,487    29,126,811    39,577,692    2,367,361      5,827,316

   Net assets, end of year                     $ 84,950,299    $3,520,555   $29,895,195   $47,268,355   $6,019,870    $20,808,168
  1--To eliminate inter fund transfers in consolidation.

  EMPLOYEE SAVINGS FUND PLAN FOR NON-REPRESENTED EMPLOYEES OF
  NIAGARA MOHAWK POWER CORPORATION
  STATEMENT OF CHANGES IN NET ASSETS BY FUND
  FOR THE YEAR ENDED DECEMBER 31, 1993


                                                    GROWTH
                                                   COMPANY
                                                      FUND    LOAN FUND   ADJUSTMENTS (1)          TOTAL
                                                ----------    ---------   ---------------         ------
   ADDITIONS

   Investment income/(loss):
     Net appreciation (depreciation)                           $   -                        $ 4,372,235
      in fair value of net assets                $(80,462)

     Dividends on Niagara Mohawk Power
      Corporation Common Stock                        -            -                          4,309,256

     Realized gains                               163,148          -                          6,072,700
     Interest and dividend Income               1,186,562       302,043                       7,144,475
                                                1,269,248       302,043                      21,898,666

   Contributions
     Participant contributions                  1,448,067          -                         14,225,090
     Niagara Mohawk Power Corporation                -             -                          4,362,940

                                                1,448,067          -                         18,588,030
   Employee accounts transferred                7,366,437     2,546,716       (2,546,716)       267,259

                   TOTAL ADDITIONS             10,083,752     2,848,759       (2,546,716)    40,753,955
   DEDUCTIONS
   Participant loan payments                     (170,119)    2,115,836                               0
   Accounts withdrawn                             405,731                                    18,705,161
   Participant loans                              323,411                     (2,546,716)             0
   Plan expenses                                    6,743                                       103,397

                  TOTAL DEDUCTIONS                565,766     2,115,836       (2,546,716)    18,808,558
        INCREASE (DECREASE) IN NET ASSETS       9,517,986       732,923                      21,945,397

   Net assets, beginning of year                3,824,416     3,846,022                     188,438,392
   Net assets, end of year                    $13,342,402     4,578,945                    $210,383,789
  1--To eliminate inter fund transfers in consolidation.

          SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Committee to administer the Employee Savings Fund Plan for Non-Represented Employees of Niagara Mohawk Power Corporation has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


                                   Committee of the
                                   Employee Savings Fund Plan
                                   for Non-Represented Employees of
                                   Niagara Mohawk Power Corporation


          DATE: April 11, 1994     BY  /s/David J. Arrington

                                     David J. Arrington, Chairman


                                     /s/ Darlene D. Kerr
                                     Darlene D. Kerr, Member


                                     /s/ Robert J. Patrylo
                                     Robert J. Patrylo, Member


                                     /s/ John W. Powers
                                     John W. Powers, Member


                                     /s/ Michael P. Ranalli
                                     Michael P. Ranalli, Member


                                     /s/ B. Ralph Sylvia
                                     B. Ralph Sylvia, Member

          EXHIBIT 23



                          CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the

          Registration Statement on Form S-8 (No. 33-42721) of Niagara Mohawk Power Corporation of our report dated March 25, 1994,

          appearing on page 3 of this Form 11-K.




          /s/Price Waterhouse
          Syracuse, New York
          June 24, 1994

                                      SIGNATURE

          Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           NIAGARA MOHAWK POWER CORPORATION
                                     (Registrant)



          Date   June 24, 1994          By/s/ Steven W. Tasker
                                          Steven W. Tasker
                                          Vice President-Controller
                                          and Principal Accounting Officer